Ex. 99.28(h)(18)(i)   AMENDED & RESTATED RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT   THIS AGREEMENT, is made this 5th of June, 2025, by and among the trust identified on Schedule A, (each, an “Acquiring Trust”), on behalf of itself and its respective series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and each trust identified on Schedule B (each, an “Underlying Trust”), on behalf of itself and its respective series current and future, as identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).   WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);   WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter (the “Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;   WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d) (1) of the 1940 Act subject to compliance with the conditions of the Rule;   WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule, and an Acquired Fund, Distributor, or Broker may, from time to time, knowingly sell shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and   WHEREAS, the Acquiring Trust and the Underlying Trust have entered into that certain Rule 12d1-4 Fund of Funds Investment Agreement, dated February 28, 2025, and desire to amend and restate the agreement.   NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.   1 3/18/26, 2:37 PM exh18i_fidfofinvagmnt625.htm file:///C:/Users/exw0322/AppData/Local/Temp/3a80ca73-237b-4df5-bccb-a0ff96327198_Fund_of_Fund Agts (002).zip.198/exh18i_fidfofinvagmnt625.htm 1/7

    1. Terms of Investment   (a) Because the Acquired Funds operate as exchange-traded funds, the Funds note that each Acquired Fund is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption order for shares of the Acquired Fund can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”, as such term is defined under Rule 6c-11 of the 1940 Act) that have entered into an agreement (“Authorized Participant Agreement”) with Acquired Funds’ Distributor to transact in shares of the Acquired Funds. The Acquired Funds also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creation and redemptions of the Acquired Funds’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that:   (i) the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund; and   (ii) Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which an investment in the Acquired Fund is made, if any.   The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser or sub-adviser with making the required findings under the Rule.   (b) In order to assist the Acquiring Fund’s investment adviser or sub-adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its investment adviser or sub-adviser with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund to comply with the Rule. For the avoidance of doubt, the Acquiring Fund acknowledges and agrees that any information provided by the Acquired Fund under this section is limited to publicly available fee and expense information.   2. Representations of the Acquired Funds.   In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1) (A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.   2 3/18/26, 2:37 PM exh18i_fidfofinvagmnt625.htm file:///C:/Users/exw0322/AppData/Local/Temp/3a80ca73-237b-4df5-bccb-a0ff96327198_Fund_of_Fund Agts (002).zip.198/exh18i_fidfofinvagmnt625.htm 2/7

    3. Representations of the Acquiring Funds.   In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1) (A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.   4. [RESERVED]   5. Notices   All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.   If to the Acquiring Fund: If to the Acquired Fund:     Emily Bennett c/o JNL Series Trust 1 Corporate Way, Mail Code 8N41 Lansing, MI 48951 Email: emily.bennett@jackson.com   With a copy to:   JNAM Legal c/o Jackson National Asset Management, LLC 1 Corporate Way, Mail Code 8N41 Lansing, MI 48951  Email: fofcoe@fmr.com       With a copy to:   Shelley Harding Attn: Legal Dept. 6501 S Fiddlers Green Circle, Suite 600 Greenwood Village, CO 80111 Email: shelley.harding@fmr.com   6.       Term and Termination; Assignment; Amendment   (a) This Agreement shall be effective for the duration of the Acquired Funds’ and/or the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).   (b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.   3 3/18/26, 2:37 PM exh18i_fidfofinvagmnt625.htm file:///C:/Users/exw0322/AppData/Local/Temp/3a80ca73-237b-4df5-bccb-a0ff96327198_Fund_of_Fund Agts (002).zip.198/exh18i_fidfofinvagmnt625.htm 3/7

    (c) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.   (d) This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that Schedule B to this Agreement may be amended by the Acquired Fund to add additional Underlying Trusts permitted to be acquired or Funds not permitted to be acquired by providing notice to the Acquiring Fund in accordance with Section 5.   (e) This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.   (f) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the Acquiring Trust.   (g) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of the Acquired Trusts.   7. Miscellaneous   (a) Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.   (b) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.   (c) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.   (d) Notice.   (i)       The Acquiring Funds are hereby expressly put on notice of the limitation of shareholder liability as set forth in each Underlying Trust’s Declaration of Trust (each, a “Trust Document”) of which each Acquired Fund is a series or other organizational documents and agrees that the obligations assumed by the Underlying Trusts pursuant to this Agreement shall be limited in all cases to the relevant Acquired Funds and their assets, and the Acquiring Funds shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the relevant Acquired Funds or any other series of the Underlying Trusts. In addition, the Acquiring Funds shall not seek satisfaction of any such obligations from the trustees of an Underlying Trust or any individual trustee of an Underlying Trust. The Acquiring Funds understands that the rights and obligations of any Acquired Fund under the respective Underlying Trust Document or other organizational document are separate and distinct from those of any and all other series of the Underlying Trusts.   4 3/18/26, 2:37 PM exh18i_fidfofinvagmnt625.htm file:///C:/Users/exw0322/AppData/Local/Temp/3a80ca73-237b-4df5-bccb-a0ff96327198_Fund_of_Fund Agts (002).zip.198/exh18i_fidfofinvagmnt625.htm 4/7

    (ii)       The Acquired Funds are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Acquiring Trust’s Declaration of Trust (the “Acquiring Trust Document”) of which each Acquiring Fund is a series or other organizational documents and agrees that the obligations assumed by the Acquiring Trust pursuant to this Agreement shall be limited in all cases to the relevant Acquiring Funds and their assets, and the Acquired Funds shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the relevant Acquiring Funds or any other series of the Acquiring Trust. In addition, the Acquired Funds shall not seek satisfaction of any such obligations from the trustees of the Acquiring Trust or any individual trustee of the Acquiring Trust. The Acquired Funds understand that the rights and obligations of any Acquiring Fund under the respective Acquiring Trust Document or other organizational document are separate and distinct from those of any and all other series of the Acquiring Trust.   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.     JNL Series Trust, on behalf of itself and each of the Acquiring Funds listed on Schedule A, Severally and Not Jointly         /s/ Emily Bennett     Name:Emily Bennett   Title: Vice President and Assistant Secretary         Each Fidelity Trust listed on Schedule B, each on behalf of itself and each of the Acquired Funds, Severally and Not Jointly         /s/ Stacie Smith     Name:Stacie Smith   Title: Authorized Signer     5 3/18/26, 2:37 PM exh18i_fidfofinvagmnt625.htm file:///C:/Users/exw0322/AppData/Local/Temp/3a80ca73-237b-4df5-bccb-a0ff96327198_Fund_of_Fund Agts (002).zip.198/exh18i_fidfofinvagmnt625.htm 5/7

    SCHEDULE A   Acquiring Trust and Acquiring Funds   Acquiring Trust JNL Series Trust   Acquiring Funds  JNL Moderate ETF Allocation Fund JNL Moderate Growth ETF Allocation Fund JNL Growth ETF Allocation Fund   6 3/18/26, 2:37 PM exh18i_fidfofinvagmnt625.htm file:///C:/Users/exw0322/AppData/Local/Temp/3a80ca73-237b-4df5-bccb-a0ff96327198_Fund_of_Fund Agts (002).zip.198/exh18i_fidfofinvagmnt625.htm 6/7

    SCHEDULE B Acquired Trusts and Acquired Funds     Fidelity Trust Acquired Funds Fidelity Commonwealth Trust All current and future series Fidelity Covington Trust All current and future series *excluding Fidelity Disruptors ETF Fidelity Greenwood Street Trust All current and future series *excluding Fidelity Municipal Bond Opportunities ETF Fidelity Merrimack Street Trust All current and future series   7   3/18/26, 2:37 PM exh18i_fidfofinvagmnt625.htm file:///C:/Users/exw0322/AppData/Local/Temp/3a80ca73-237b-4df5-bccb-a0ff96327198_Fund_of_Fund Agts (002).zip.198/exh18i_fidfofinvagmnt625.htm 7/7